Exhibit 99.1

Bruker Corporation Reports Third Quarter 2009 Financial Results

BILLERICA, Mass. — October 29, 2009 (BUSINESS WIRE) — Bruker Corporation (NASDAQ: BRKR) today reported financial results for the third quarter ended September 30, 2009.

Third Quarter 2009 Highlights

•                  Revenue $265.1 million

•                  GAAP Net Income $16.4 million

•                  GAAP EPS $0.10 per diluted share

•                  Free cash flow $14.2 million

Financial Results

In the third quarter of 2009, revenue was $265.1 million, an increase of 9.5% compared to revenue of $242.1 million in the third quarter of 2008.  Excluding the effect of foreign currency translation, third quarter 2009 revenue increased 11.4% year-over-year.  GAAP net income for the third quarter of 2009 was $16.4 million, or $0.10 per diluted share, compared to GAAP net income of $17.8 million, or $0.11 per diluted share, in the third quarter of 2008.  Included in GAAP EPS in the third quarter of 2008 were (i) one-time tax benefits of $0.07 per diluted share and (ii) non-cash stock-based compensation expense of ($0.01) per diluted share.  Included in GAAP EPS in the third quarter of 2009 was non-cash stock-based compensation expense of ($0.01) per diluted share.

For the nine months ended September 30, 2009, revenue was $748.1 million, a decrease of 5.5% compared to revenue of $791.9 million in the first three quarters of 2008.  Excluding the effect of foreign currency translation, revenue for the nine months ended September 30, 2009 increased by 0.5% year-over-year.  GAAP net income for the nine months ended September 30, 2009 was $37.7 million, or $0.23 per diluted share, compared to GAAP net income of $38.7 million, or $0.23 per diluted share, for the nine months ended September 30, 2008.  Included in GAAP EPS for the nine months ended September 30, 2008 were (i) one-time tax benefits of $0.07 per diluted share, (ii) Bruker BioSpin acquisition related expenses of ($0.04) per diluted share, and (iii) non-cash stock-based compensation expense of ($0.02) per diluted share.  Included in GAAP EPS for the nine months ended September 30, 2009 was non-cash stock-based compensation expense of ($0.02) per diluted share.

Free cash flow was $14.2 million in the third quarter of 2009, and $58.4 million for the nine months ended September 30, 2009, compared to a use of cash of ($11.9) million for the third quarter of 2008, and a use of cash of ($20.9) million for the nine months ended September 30, 2008.  During the third quarter of 2009, Bruker repaid $19.3 million of debt, ending the quarter with cash and cash equivalents of $150.5 million, and net debt of $0.8 million, compared to net debt of $127.6 million at the end of the third quarter of 2008.

Comment and Outlook

Frank Laukien, Bruker’s President and CEO, commented: “We are pleased with our double-digit currency-adjusted third quarter 2009 year-over-year revenue growth, with our solid sequential improvements in revenue, operating margins and net income during the first three quarters of 2009, and with our strong free cash flow year-to-date.  Our third quarter 2009 operating income increased more than 70% year-over-year, and our operating margin improved sequentially by 180 basis points, when compared to the second quarter 2009.”

Dr. Laukien continued: “During the third quarter we have seen positive sequential trends in bookings throughout the company, even in the divisions with a greater industrial markets exposure.  We have also begun to see robust bookings from our academic and government customers who are benefiting from various global government stimulus programs.  While we expect a strong fourth quarter of 2009, we believe that most of the anticipated positive revenue and margin effects from global stimulus orders will be reflected in Bruker’s financial results in 2010 and 2011.”

Segment Information

After Bruker’s acquisition of the ACCEL Research Instruments business on April 1, 2009, starting with the second quarter of 2009, Bruker has established two new reportable segments:

1) The Bruker Scientific Instruments (BSI) segment which consists of the four divisions Bruker AXS, Bruker BioSpin, Bruker Daltonics and Bruker Optics.

2) The Bruker Energy & Supercon Technologies (BEST) segment which combines the acquired ACCEL RI business, and the superconductor and supercon devices business, which was previously called Bruker Advanced Supercon, Inc.

Revenue in the BSI segment for the nine months ended September 30, 2009 was $716.5 million, compared to BSI revenue of $767.3 million for the nine months ended September 30, 2008.  Excluding the effects of foreign currency translation, for the first nine months of 2009, BSI revenue decreased by 1.0% year-over-year.  BSI net income for the nine months ended September 30, 2009 was $41.7 million, compared to $45.3 million for the nine months ended September 30, 2008.  BSI earnings per diluted share for the nine months ended September 30, 2009 were $0.25, compared to $0.27 for the nine months ended September 30, 2008.

Revenue in the BEST segment for the nine months ended September 30, 2009 was $36.0 million, compared to BEST revenue of $32.5 million for the nine months ended September 30, 2008.  Excluding the effects of foreign currency translation, for the first nine months of 2009, BEST revenue increased by 23.4% year-over-year.  BEST net loss for the nine months ended September 30, 2009 was ($5.0) million, compared to a net loss of ($6.8) million for the nine months ended September 30, 2008.  BEST loss per diluted share for the nine months ended September 30, 2009 was ($0.03), compared to ($0.04) for the nine months ended September 30, 2008.

Following at the end of this press release are reconciliations of certain non-GAAP measures presented in this release.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the measures of non-GAAP revenue, non-GAAP net income, non-GAAP EPS by reportable segment, and non-GAAP free cash flow for Bruker Corporation.  We believe that such non-GAAP measures help investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measures included in this press release are not meant to be a better presentation or a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying table.  Specifically:

•                  Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the nine months ended September 30, 2009 and 2008

•                  Reconciliation of Free Cash Flow

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Daylight Time on Thursday, October 29, 2009.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 94562291.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties, that could cause actual future results to differ materially from those projected including, but are not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our recent Proxy Statements on Schedule 14A, our annual report on Form 10-K for the year ended December 31, 2008, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Product revenue	$230.7	$211.8	$655.8	$700.4
Service revenue	32.4	28.8	87.6	87.7
Other revenue	2.0	1.5	4.7	3.8
Total revenue	265.1	242.1	748.1	791.9

Cost of product revenue	127.9	114.6	364.8	382.3
Cost of service revenue	18.0	16.4	50.2	54.9
Total cost of revenue	145.9	131.0	415.0	437.2

Gross profit	119.2	111.1	333.1	354.7

Operating Expenses:
Sales and marketing	44.1	45.2	130.6	136.7
General and administrative	17.5	17.7	50.8	51.7
Research and development	31.6	33.1	91.8	100.8
Acquisition related, net	—	—	(0.6)	6.2
Total operating expenses	93.2	96.0	272.6	295.4

Operating income	26.0	15.1	60.5	59.3

Interest and other income (expense), net	(1.8)	0.8	(4.6)	(7.8)

Income before income tax provision and noncontrolling interest in consolidated subsidiaries	24.2	15.9	55.9	51.5
Income tax provision	8.1	(2.0)	18.5	12.5

Net income	16.1	17.9	37.4	39.0
Net income (loss) attributable to noncontrolling interests	(0.3)	0.1	(0.3)	0.3
Net income attributable to Bruker Corporation	$16.4	$17.8	$37.7	$38.7

Net income per common share attributable to:
Bruker Corporation shareholders:
Basic	$0.10	$0.11	$0.23	$0.24
Diluted	$0.10	$0.11	$0.23	$0.23

Weighted average shares outstanding:
Basic	163.5	162.8	163.4	162.5
Diluted	165.0	165.9	164.7	165.6

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	September 30,	December 31,
	2009	2008

ASSETS

Current assets:
Cash, short-term investments and restricted cash	$150.5	$167.7
Accounts receivable, net	151.7	171.9
Inventories	443.6	425.1
Other current assets	72.7	56.0
Total current assets	818.5	820.7

Property and equipment, net	226.4	221.3
Intangible and other assets	79.3	74.3

Total assets	$1,124.2	$1,116.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$30.9	$41.0
Accounts payable	45.5	43.3
Customer deposits	197.1	199.6
Other current liabilities	247.5	235.8
Total current liabilities	521.0	519.7

Long-term debt	120.4	182.8
Other long-term liabilities	109.3	101.1

Total shareholders’ equity	373.5	312.7

Total liabilities and shareholders’ equity	$1,124.2	$1,116.3

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the nine months ended September 30, 2009 and 2008 (unaudited)

(in millions, except per share data)

		Bruker
	Bruker	Energy &	Corporate,
	Scientific	Supercon	Adjustments	GAAP
	Instruments	Technologies	& Eliminations	Consolidated
September 30, 2009:
Revenue	$716.5	$36.0	$(4.4)	$748.1
Operating Income (Loss)	63.4	(4.3)	1.4	60.5
Net Income (Loss)	41.7	(5.0)	1.0	37.7
Net Income (Loss) Per Diluted Share	$0.25	$(0.03)	$0.01	$0.23
Diluted Shares Outstanding	164.7	163.4	164.7	164.7

September 30, 2008:
Revenue	$767.3	$32.5	$(7.9)	$791.9
Operating Income (Loss)	65.7	(6.6)	0.2	59.3
Net Income (Loss)	45.3	(6.8)	0.2	38.7
Net Income (Loss) Per Diluted Share	$0.27	$(0.04)	$0.00	$0.23
Diluted Shares Outstanding	165.6	162.5	165.6	165.6

Reconciliation of Free Cash Flow of Bruker Corporation (unaudited)

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Cash flow from operations	$16.0	$0.8	$67.3	$18.9

Capital expenditures	(1.8)	(12.7)	(8.9)	(39.8)

Free cash flow	$14.2	$(11.9)	$58.4	$(20.9)

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com